SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

OHIO CASUALTY CORPORATION

(Exact name of registrant as specified in its charter)

OHIO

(State or other jurisdiction of incorporation or organization)

Commission File Number 0-5544

31-0783294

(I.R.S. Employer Identification No.)

9450 Seward Road

Fairfield, Ohio

(Address of principal executive offices)

45014

(Zip Code)

(513) 603-2400

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On March 22, 2005, Ohio Casualty Corporation (the “Company”) (Nasdaq: OCAS) announced that the Company intends to fully redeem before maturity its old 5.00% Convertible Notes due 2022 (CUSIP Nos. 677240AB9 and 677240AC7) (the “Old Notes”) and its new 5.00% Convertible Notes due 2022 (CUSIP No. 677240AE3 ) (the “New Notes,” and together with the Old Notes, the “Notes”) to be issued in exchange for certain of the Old Notes, in each case, at their regular redemption price of 102% of the principal amount thereof ($1,020.00 per $1,000.00) plus accrued interest to, but excluding, the redemption date of May 2, 2005 (the “Redemption Date”). All interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

The remaining principal amount outstanding of the Notes is approximately $184,250,000. The Notes will be redeemed using a portion of the proceeds from the Company’s June 25, 2004 sale of approximately $200,000,000 original principal amount of 7.30% Senior Notes due 2014.

A copy of the press release announcing the redemption of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release dated March 22, 2005 issued by Ohio Casualty Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO CASUALTY CORPORATION
(Registrant)

/s/ Debra K. Crane
Debra K. Crane
Senior Vice President, General Counsel and Secretary

Date: March 22, 2005